Exhibit 13.2

Certification by the Chief Financial Officer Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned, Colin Chitnim Sung, Chief Financial Officer of eHi Car Services Limited (the “Company”), hereby certifies, to the best of his knowledge, that the Company’s annual report on Form 20-F for the year ended December 31, 2017 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 30, 2018

By:	/s/ Colin Chitnim Sung
Name:	Colin Chitnim Sung
Title:	Chief Financial Officer